UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 is hereby incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Unit Purchase and Contribution Agreement

Effective February 14, 2013, EXCO closed the transactions contemplated by that certain Unit Purchase and Contribution Agreement (as amended, the “Purchase Agreement”), dated as of November 5, 2012, by and among EXCO Resources, Inc., a Texas corporation (“EXCO”), EXCO Operating Company, LP, a Delaware limited partnership (“EOC”), and EXCO/HGI JV Assets, LLC, a Delaware limited liability company (“E/H-JV”), HGI Energy Holdings, LLC, a Delaware limited liability company (“HGI Energy”) and a wholly-owned subsidiary of Harbinger Group Inc. (“HGI”).

Pursuant to the Purchase Agreement and prior to closing, EXCO and EOC contributed to E/H-JV certain conventional oil and natural gas assets in West Texas, including and above the Canyon Sand formation and in the Danville, Waskom, Holly and Vernon fields in East Texas and North Louisiana, including and above the Cotton Valley formation. At the closing, EXCO contributed all of the membership interests of E/H-JV to EXCO/HGI Production Partners, LP, a newly formed Delaware limited partnership (the “EXCO/HGI Partnership”), and HGI contributed approximately $348.3 million in cash (after preliminary purchase price adjustments) to the EXCO/HGI Partnership.

In connection with the closing, EXCO received net proceeds of approximately $573.3 million in cash, after customary preliminary purchase price adjustments, and a 25.5% economic interest in the EXCO/HGI Partnership. HGI owns the remaining 74.5% economic interest in the EXCO/HGI Partnership. Of the approximate $573.3 million of cash EXCO received, approximately $348.3 million was contributed by HGI to the EXCO/HGI Partnership and approximately $225.0 million was borrowed by the EXCO/HGI Partnership under its new credit facility. EXCO is not a guarantor of, nor does it otherwise provide credit support for, the EXCO/HGI Partnership’s credit facility.

EXCO used all of the net cash proceeds that it received to repay a portion of the indebtedness outstanding under its Credit Agreement, dated April 30, 2010, as amended, by and among EXCO, as borrower, certain of its subsidiaries as guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “EXCO Resources Credit Agreement”). In connection with the closing under the Purchase Agreement, the borrowing base under the EXCO Resources Credit Agreement was reduced to $900 million, with $541 million drawn.

EXCO will continue to manage and operate the assets contributed to E/H-JV as contract operator of the properties and will provide services pursuant to contract operating and administrative service agreements with E/H-JV.

A description of the material terms of the Purchase Agreement can be found in EXCO’s Current Report on Form 8-K filed on November 9, 2012, which description is incorporated herein by reference.

Limited Partnership Agreement

In connection with the closing under the Purchase Agreement, EXCO/HGI GP, LLC, a Delaware limited liability company (the “General Partner”), EXCO Holding MLP, Inc., a Texas corporation (“EXCO Holding”) and HGI Energy entered into that certain Amended and Restated Agreement of Limited Partnership of EXCO/HGI Partnership (the “Partnership Agreement”). Under the Partnership Agreement, HGI Energy owns a 73.5% limited partner interest in the EXCO/HGI Partnership and a 50% interest in the General Partner and EXCO Holding owns a 24.5% limited partner interest in the EXCO/HGI Partnership and a 50% interest in the General Partner. The General Partner owns a 2% general partner interest in the EXCO/HGI Partnership and all of the incentive distribution rights in the EXCO/HGI Partnership.

A description of the material terms of the Partnership Agreement can be found in EXCO’s Current Report on Form 8-K filed on November 9, 2012, which description is incorporated herein by reference.

General Partner Limited Liability Company Agreement

In connection with the closing under the Purchase Agreement, EXCO Holding and HGI Energy entered into that certain Amended and Restated Limited Liability Company Agreement of the General Partner (the “LLC Agreement”). The General Partner is managed by the Board of Directors of the General Partner (the “Board”), which consists of two members designated by HGI Energy and two members designated by EXCO Holding. Under the LLC Agreement, certain material actions of the General Partner, the Partnership and their subsidiaries will require the approval of at least one HGI Energy appointee to the Board and at least one EXCO Holding appointee to the Board.

A description of the material terms of the LLC Agreement can be found in EXCO’s Current Report on Form 8-K filed on November 9, 2012, which description is incorporated herein by reference.

Release of Guaranties

On February 14, 2013, in connection with the closing under the Purchase Agreement, E/H-JV and EXCO Holding were released from their subsidiary guaranties under EXCO’s Indenture, dated as of September 15, 2010, as amended by the First Supplemental Indenture, dated as of September 15, 2010, and the Second Supplemental Indenture, dated as of February 12, 2013, governing EXCO’s obligations under its 7.5% senior unsecured notes due September 15, 2018 (the “Senior Notes”). On February 14, 2013, E/H-JV and Vernon Gathering, LLC, a Delaware limited liability company, were released from their guaranties under the EXCO Resources Credit Agreement in connection with the closing under the Purchase Agreement.

BG Purchase Agreement

Immediately following the closing contemplated by the Purchase Agreement, EOC entered into a Purchase and Sale Agreement (the “BG Purchase Agreement”), dated February 14, 2013, with BG US Production Company, LLC, a Delaware limited liability company (“BG Production”), and affiliate of BG Group plc, pursuant to which EOC agreed to acquire from BG Production certain conventional oil and natural gas non-operated assets in the Danville, Waskom and Holly fields in East Texas and North Louisiana, including and above the Cotton Valley formation, for $132.5 million, subject to customary purchase price adjustments, with an economic effective date of January 1, 2013. EXCO guaranteed the performance of EOC’s obligations under the BG Purchase Agreement. Simultaneously with the execution of the BG Purchase Agreement, EOC and E/H-JV entered into an Assignment and Assumption Agreement (the “Assignment”), dated February 14, 2013, pursuant to which EOC assigned all of its rights and delegated the performance of its obligations under the BG Purchase Agreement to E/H-JV, a wholly owned subsidiary of the EXCO/HGI Partnership, and E/H-JV assumed EOC’s and EXCO’s obligations thereunder. In addition, EXCO, EOC and E/H-JV entered into a side letter in which EOC and EXCO provided certain representations, warranties and indemnities as the operator of the oil and natural gas properties being purchased by E/H-JV from BG Production in order to facilitate the closing of the transaction. This transaction is expected to close in the first quarter of 2013. E/H-JV intends to fund the acquisition using borrowings under its credit facility.

The properties E/H-JV agreed to purchase from BG Production represent an incremental non-operated working interest in a significant portion of the properties that EOC contributed to E/H-JV. Effective February 14, 2013, EXCO and BG Production agreed to remove their interests in these assets from their East Texas/North Louisiana joint venture arrangement and to terminate the area of mutual interest that was previously applicable to shallow rights acquisitions in the counties where these assets are located.

The BG Purchase Agreement contains representations and warranties, covenants and indemnities customary for a transaction of this nature.

Item 7.01 Regulation FD Disclosure.

On February 15, 2013, EXCO issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the closing of the transactions contemplated by the Purchase Agreement.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

The unaudited pro forma financial information of EXCO as of and for the year ended December 31, 2012 that reflect the contribution of assets to the EXCO/HGI Partnership are included as Exhibit 99.2 hereto.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 15, 2013.

99.2	Pro Forma Financial Statements of EXCO Resources, Inc. as of and for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: February 21, 2013	By:	/s/ J. Douglas Ramsey, Ph.D.
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President – Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 15, 2013.

99.2	Pro Forma Financial Statements of EXCO Resources, Inc. as of and for the year ended December 31, 2012.